                                    Exhibit 99.1

Custom Truck One Source, Inc. Reports Strong Quarterly Gross Profit Growth
KANSAS CITY, Mo, August 9, 2022 /PRNewswire/ – Custom Truck One Source, Inc. (“CTOS,” “we,” “our,” or the “Company”) (NYSE: CTOS), a leading provider of specialty equipment to the electric utility, telecom, rail, and other infrastructure-related end markets, today reported financial results for its second quarterly period ended June 30, 2022. Our results are reported for our three segments: Equipment Rental Solutions (“ERS”), Truck and Equipment Sales (“TES”) and Aftermarket Parts and Services (“APS”). ERS encompasses our core rental business, inclusive of sales of rental equipment to our customers. TES encompasses our specialized truck and equipment production and sales activities. APS encompasses sales and rentals of parts, tools and other supplies to our customers, as well as our aftermarket repair service operations.
CTOS Second Quarter Highlights

•Total quarterly revenue of $362.1 million, with growth in rental revenue of 13.7% from continued strong rental demand
•Quarterly gross profit improvement of $36.1 million, or 77.3%, to $82.8 million compared to $46.7 million for second quarter 2021
•Gross profit, excluding rental equipment depreciation, increased 27.0% to $126.1 million compared to $99.3 million pro forma second quarter 2021
•Quarterly net income of $13.6 million, including $6.0 million related to the continuing post-acquisition integration related expenses, compared to a net loss of $129.4 million in second quarter 2021
•Quarterly Adjusted EBITDA of $85.4 million compared to $70.2 million in second quarter 2021
•Updating full-year revenue and Adjusted EBITDA guidance
•Announced appointment of Christopher J. Eperjesy as Chief Financial Officer
•Announced a stock repurchase program for up to $30 million of the Company’s common stock

“Our entire team delivered strong second quarter results despite the continued headwinds stemming from supply chain constraints and inflation. I am proud that we achieved record production levels, completing more vehicles in the second quarter of 2022 than any other quarter in our history.” said Fred Ross, Chief Executive Officer of CTOS. “While we are disappointed by the limitations caused by certain constrained production inputs, our second quarter results and the improving production momentum position us well for the second half of the year. We continue to focus on operational optimization so we can fully realize the benefits of our scale and our one-stop-shop business model. Custom Truck’s commitment to our customers remains unmatched and we are steadfastly focused on meeting continued very strong customer demand across all three of our business segments.”

Summary Actual Financial Results

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2022 Actual
(in $000s)	2022 Actual	2021 Actual	2022 Actual	2021 Actual
Rental revenue	$112,055	$98,539	$221,200	$146,828	$109,145
Equipment sales	218,506	247,675	445,692	265,662	227,186
Parts and services revenue	31,545	28,897	61,690	40,920	30,145
Total revenue	$362,106	$375,111	$728,582	$453,410	$366,476
Gross profit	$82,758	$46,690	$167,251	$66,909	$84,493
Net income (loss)	$13,623	$(129,356)	$10,350	$(157,263)	$(3,273)
Adjusted EBITDA[1]	$85,383	$70,241	$176,860	$97,772	$91,477
1 - Adjusted EBITDA is a non-GAAP financial measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under United States generally accepted accounting principles in the U.S. (“GAAP”) is included at the end of this press release.

Summary Pro Forma Financial Results1
The summary combined financial data below for the six months ended June 30, 2021 is presented on a pro forma basis to give effect to the following as if they occurred on January 1, 2020: (i) the acquisition of Custom Truck LP (the “Acquisition”) and related impacts of purchase accounting, (ii) borrowings under the new debt structure and (iii) repayment of previously existing debt of Nesco Holdings and Custom Truck LP.

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2022 Actual	2021 Actual	2022 Actual	2021 Pro Forma (1)
Rental revenue	$112,055	$98,539	$221,200	$198,801
Equipment sales	218,506	247,675	445,692	511,617
Parts and services revenue	31,545	28,897	61,690	59,463
Total revenue	$362,106	$375,111	$728,582	$769,881
Gross profit	$82,758	$46,690	$167,251	$139,406
Net income (loss)	$13,623	$(129,356)	$10,350	$(51,284)
Adjusted EBITDA[2]	$85,383	$70,241	$176,860	$143,106
1 - The above pro forma information is presented for the six-month period ended June 30, 2021, in accordance with Article 11 of Regulation S-X. The information presented gives effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) borrowings under the senior secured notes and the asset-based credit facility used to repay certain debt in connection with the Acquisition, (iii) extinguishment of Custom Truck LP's prior credit facility and term loan borrowings assumed in the Acquisition and immediately repaid on April 1, 2021, and (iv) extinguishment of Nesco Holdings’ prior credit facility and its senior secured notes repaid in connection with the Acquisition. The pro forma information is not necessarily indicative of the Company’s results of operations had the Acquisition been completed on January 1, 2020, nor is it necessarily indicative of the Company’s future results. The pro forma information does not reflect any cost savings from operating efficiencies, synergies, or revenue opportunities that could result from the Acquisition.
2 - Adjusted EBITDA is a non-GAAP financial measure. Further information and reconciliations for our non-GAAP measures to the most directly comparable financial measure under GAAP is included at the end of this press release.
Summary Actual Financial Results by Segment
Segment performance is presented below for the three months ended June 30, 2022 and 2021 and March 31, 2022, and for the six months ended June 30, 2022 and 2021. Segment performance for the six months ended June 30, 2021, includes Custom Truck LP from April 1, 2021 to June 30, 2021.
Equipment Rental Solutions

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2022
(in $000s)	2022	2021	2022	2021
Rental revenue	$108,109	$95,081	$213,670	$139,811	$105,561
Equipment sales	37,200	32,555	96,553	43,040	59,353
Total revenue	145,309	127,636	310,223	182,851	164,914
Cost of rental revenue	27,851	27,524	52,642	43,061	24,791
Cost of equipment sales	30,418	34,529	73,648	41,269	43,230
Depreciation of rental equipment	42,384	42,192	86,350	59,077	43,966
Total cost of revenue	100,653	104,245	212,640	143,407	111,987
Gross profit	$44,656	$23,391	$97,583	$39,444	$52,927

Truck and Equipment Sales

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2022
(in $000s)	2022	2021	2022	2021
Equipment sales	$181,306	$215,120	$349,139	$222,622	$167,833
Cost of equipment sales	154,177	194,810	298,225	201,735	144,048
Gross profit	$27,129	$20,310	$50,914	$20,887	$23,785

Aftermarket Parts and Services

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2022
(in $000s)	2022	2021	2022	2021
Rental revenue	$3,946	$3,458	$7,530	$7,017	$3,584
Parts and services revenue	31,545	28,897	61,690	40,920	30,145
Total revenue	35,491	32,355	69,220	47,937	33,729
Cost of revenue	23,578	28,379	48,528	39,413	24,950
Depreciation of rental equipment	940	987	1,938	1,946	998
Total cost of revenue	24,518	29,366	50,466	41,359	25,948
Gross profit	$10,973	$2,989	$18,754	$6,578	$7,781

Summary Combined Operating Metrics

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2022
(in $000s)	2022	2021	2022	2021
Ending OEC(a) (as of period end)	$1,399,500	$1,338,700	$1,399,500	$1,338,700	$1,364,660
Average OEC on rent(b)	$1,150,400	$1,084,709	$1,150,800	$1,066,318	$1,119,100
Fleet utilization(c)	82.8%	80.9%	82.6%	79.9%	82.5%
OEC on rent yield(d)	39.2%	37.9%	39.1%	37.3%	39.1%
Sales order backlog(e) (as of period end)	$663,619	$222,661	$663,619	$222,661	$586,368
(a) Ending OEC — original equipment cost (“OEC”) is the original equipment cost of units at a given point in time.
(b) Average OEC on rent — Average OEC on rent is calculated as the weighted-average OEC on rent during the stated period.
(c) Fleet utilization — total number of days the rental equipment was rented during a specified period of time divided by the total number of days available during the same period and weighted based on OEC.
(d) OEC on rent yield (“ORY”) — a measure of return realized by our rental fleet during a 12-month period. ORY is calculated as rental revenue (excluding freight recovery and ancillary fees) during the stated period divided by the Average OEC on rent for the same period. For period less than 12 months, the ORY is adjusted to an annualized basis.
(e) Sales order backlog — purchase orders received for products expected to be shipped within the next 12 months, although shipment dates are subject to change due to design modifications or changes in other customer requirements. Sales order backlog should not be considered an accurate measure of future net sales.

Management Commentary
Total revenue in the second quarter of 2022 was characterized by strong customer demand for rental equipment and for parts sales and service. Second quarter 2022 rental revenue increased 13.7% to $112.1 million, compared to $98.5 million in the second quarter of 2021, reflecting our continued expansion of our rental fleet and pricing gains. Parts sales and service revenue increased 9.2% to $31.5 million, compared to $28.9 million in the second quarter of 2021. Equipment sales decreased 11.8% in the second quarter of 2022 to $218.5 million, compared to $247.7 million in the second quarter of 2021 impacted by continued supply chain challenges.
In our ERS segment, rental revenue in the second quarter of 2022 was $108.1 million compared to $95.1 million in the second quarter of 2021, a 13.7% increase. Fleet utilization remained relatively steady at 83% compared to 81% in the second quarter of 2021. Gross profit (excluding depreciation) in the segment was $87.0 million, compared to $65.6 million in the second quarter of 2021, representing strong growth over the prior year period.
Revenue in our TES segment declined 15.7%, to $181.3 million in the second quarter of 2022, from $215.1 million in the second quarter of 2021, as a result of supply chain challenges relating to the segment's inventory suppliers. Gross profit improved by 33.6% to $27.1 million in the second quarter of 2022 compared to $20.3 million in the second quarter of 2021. Despite the impact on second quarter sales volume, TES continued to see strength in product demand as sales order backlog grew by 13.2% to $664.0 million compared to the end of the first quarter of 2022, and is up almost 200% from the second quarter of 2021.
APS segment revenue experienced an increase of $3.1 million, or 9.7%, in the second quarter of 2022, to $35.5 million, as compared to $32.4 million in the second quarter of 2021, driven by growth in volume of parts sales and tools and accessories rentals. Gross profit margin in the segment saw significant improvement from the impact of operational improvements in our distribution network, pricing gains and increased rentals.
Net income was $13.6 million in the second quarter of 2022 compared to a net loss of $129.4 million for the second quarter of 2021. Second quarter 2022 includes mark-to-market income of $13.1 million on the Company’s stock purchase warrants. Second quarter

2021 included significant expenses associated with the acquisition of Custom Truck LP, including loss on extinguishment of debt and other transaction expenses. This represents our first positive net income quarter since the merger was announced in April of 2021.
Adjusted EBITDA for the second quarter of 2022 was $85.4 million, compared to $70.2 million for the second quarter of 2021. The increase in Adjusted EBITDA was largely driven by growth in rental and pricing gains that contributed to margin expansion in all three of our segments.
CTOS had cash and cash equivalents of $28.5 million as of June 30, 2022, and debt outstanding net of cash and cash equivalents (“net debt”), including finance leases, was $1,361.4 million as of June 30, 2022. Our net leverage ratio, which is net debt divided by Adjusted EBITDA, was 3.81 as of June 30, 2022. Availability under the senior secured credit facility was $310.2 million as of June 30, 2022. For the six months ended June 30, 2022, we added $127.2 million to our rental fleet.
2022 Outlook Update
Based on year-to-date performance, continued market strength, our current sales order backlog, and the ongoing supply chain environment, we are updating our full-year revenue and Adjusted EBITDA guidance at this time. Supply chain challenges are primarily impacting our ability to deliver new vehicles to TES customers. We are reaffirming guidance for the ERS and APS segments.

2022 Consolidated Outlook
Revenue	$1,540	million	—	$1,650 million
Adjusted EBITDA[1]	$385	million	—	$400 million

2022 Revenue Outlook by Segment
ERS	$610	million	—	$650 million
TES	$800	million	—	$850 million
APS	$130	million	—	$150 million
1 - CTOS is not able to forecast net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income including, but not limited to, customer buyout requests on rentals with rental purchase options, income tax expense and changes in fair value of derivative financial instruments. Adjusted EBITDA should not be used to predict net income as the difference between the two measures is variable.

Recent Events
As we announced last week, the Company’s Board of Directors appointed Christopher J. Eperjesy to serve as Chief Financial Officer, effective August 15, 2022. Mr. Eperjesy succeeds Todd Barrett, who will continue his role as Chief Accounting Officer.
Last week, we also announced that our Board of Directors authorized a stock repurchase program for up to $30 million of the Company’s common stock. Under the repurchase program, repurchases can be made from time to time using a variety of methods, which may include open market purchases, privately negotiated transactions, or otherwise, all in accordance with the rules of the Securities and Exchange Commission and other applicable legal requirements. The specific timing, price and size of purchases will depend on prevailing stock prices, general economic and market conditions, and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of its common stock, and the repurchase program may be suspended or discontinued at any time at the Company’s discretion.
CONFERENCE CALL INFORMATION
The Company has scheduled a conference call at 5:00 P.M. Eastern Time on August 9, 2022, to discuss its second quarter 2022 financial results. A webcast will be publicly available at: investors.customtruck.com. To listen by phone, please dial 1-855-327-6837 or 1-631-891-4304. A replay of the call will be available until midnight, Tuesday, August 16, 2022, by dialing 1-844-512-2921 or 1-412-317-6671 and entering passcode 10019703.
ABOUT CTOS
CTOS is one of the largest providers of specialty equipment, parts, tools, accessories and services to the electric utility transmission and distribution, telecommunications and rail markets in North America. CTOS offers its specialized equipment to a diverse customer base for the maintenance, repair, upgrade and installation of critical infrastructure assets, including electric lines, telecommunications networks and rail systems. The Company's coast-to-coast rental fleet of more than 9,600 units includes aerial devices, boom trucks, cranes, digger derricks, pressure drills, stringing gear, hi-rail equipment, repair parts, tools and accessories. For more information, please visit investors.customtruck.com.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's management’s control, that could cause actual results or outcomes to differ materially from those discussed in this press release. This press release is based on certain assumptions that the Company's management has made in light of its experience in the industry, as well as the Company’s perceptions of historical trends, current conditions, expected future developments and other factors the Company believes are appropriate in these circumstances. As you read and consider this press release, you should understand that these statements are not guarantees of performance or results. Many factors could affect the Company’s actual performance and results and could cause actual results to differ materially from those expressed in this press release. Important factors, among others, that may affect actual results or outcomes include: difficulty in integrating the Nesco Holdings and Custom Truck LP businesses and fully realizing the anticipated benefits of the Acquisition; as well as significant transaction and transition costs that we will continue to incur following the Acquisition; material disruptions to our operation and manufacturing locations as a result of public health concerns, including the COVID-19 pandemic, equipment failures, natural disasters, work stoppages, power outages or other reasons; the cyclical nature of demand for our products and services and our vulnerability to industry, regional and national downturns, which impact, among others, our ability to manage our rental equipment; our inability to obtain raw materials, component parts and/or finished goods in a timely and cost-effective manner; and our inability to manage our rental equipment in an effective manner; any further increase in the cost of new equipment that we purchase for use in our rental fleet or for our sales inventory; disruptions in our supply chain as a result of the ongoing COVID-19 pandemic; aging or obsolescence of our existing equipment, and the fluctuations of market value thereof; our inability to recruit and retain the experienced personnel, including skilled technicians, we need to compete in our industries; e; disruptions in our information technology systems or a compromise of our system security, limiting our ability to effectively monitor and control our operations, adjust to changing market conditions, and implement strategic initiatives; unfavorable conditions in the capital and credit markets and our inability to obtain additional capital as required; our dependence on a limited number of manufacturers and suppliers and on third-party contractors to provide us with various services to assist us with conducting our business; potential impairment charges; our exposure to various risks related to legal proceedings or claims, and our failure to comply with relevant laws and regulations, including those related to occupational health and safety, the environment, government contracts, and data privacy and data security; the interest of our majority stockholder, which may not be consistent with the other stockholders; our significant indebtedness, which may adversely affect our financial position, limit our available cash and our access to additional capital, prevent us from growing our business and increase our risk of default; our inability to attract and retain highly skilled personnel and our inability to retain our senior management; our inability to generate cash, which could lead to a default; significant operating and financial restrictions imposed by the Indenture and the ABL Credit Agreement; increases in unionization rate in our workforce; changes in interest rates, which could increase our debt service obligations on the variable rate indebtedness and decrease our net income and cash flows; and the phase-out of LIBOR and uncertainty as to its replacement. For a more complete description of these and other possible risks and uncertainties, please refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2021, and its subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements.
INVESTOR CONTACT
Brian Perman, Vice President, Investor Relations
(844) 403-6138
investors@customtruck.com

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
The condensed consolidated statements of operations for the three and six months ended June 30, 2021 includes the results of Custom Truck LP from April 1, 2021 to June 30, 2021.

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2022
(in $000s except per share data)	2022	2021	2022	2021
Revenue
Rental revenue	$112,055	$98,539	$221,200	$146,828	$109,145
Equipment sales	218,506	247,675	445,692	265,662	227,186
Parts sales and services	31,545	28,897	61,690	40,920	30,145
Total revenue	362,106	375,111	728,582	453,410	366,476
Cost of Revenue
Cost of rental revenue	28,791	29,013	54,584	45,941	25,793
Depreciation of rental equipment	43,324	43,179	88,288	61,023	44,964
Cost of equipment sales	184,595	229,339	371,873	243,004	187,278
Cost of parts sales and services	22,638	26,890	46,586	36,533	23,948
Total cost of revenue	279,348	328,421	561,331	386,501	281,983
Gross Profit	82,758	46,690	167,251	66,909	84,493
Operating Expenses
Selling, general and administrative expenses	48,779	51,264	102,434	63,314	53,655
Amortization	6,871	13,332	20,206	14,086	13,335
Non-rental depreciation	2,317	951	5,364	972	3,047
Transaction expenses and other	6,046	24,575	10,694	35,023	4,648
Total operating expenses	64,013	90,122	138,698	113,395	74,685
Operating Income (Loss)	18,745	(43,432)	28,553	(46,486)	9,808
Other Expense
Loss on extinguishment of debt	—	61,695	—	61,695	—
Interest expense, net	20,281	19,723	39,437	34,629	19,156
Financing and other expense (income)	(15,078)	(2,058)	(24,158)	3,799	(9,080)
Total other expense	5,203	79,360	15,279	100,123	10,076
Income (Loss) Before Income Taxes	13,542	(122,792)	13,274	(146,609)	(268)
Income Tax Expense (Benefit)	(81)	6,564	2,924	10,654	3,005
Net Income (Loss)	$13,623	$(129,356)	$10,350	$(157,263)	$(3,273)

Net Income (Loss) Per Share
Basic	$0.05	$(0.53)	$0.04	$(1.07)	$(0.01)
Diluted	$0.05	$(0.53)	$0.04	$(1.07)	$(0.01)

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

(in $000s)	June 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$28,524	$35,902
Accounts receivable, net	168,916	168,394
Financing receivables, net	35,496	28,649
Inventory	536,087	410,542
Prepaid expenses and other	13,800	13,217
Total current assets	782,823	656,704
Property and equipment, net	107,940	108,612
Rental equipment, net	834,164	834,325
Goodwill	705,973	695,865
Intangible assets, net	318,661	327,840
Operating lease assets	35,316	36,014
Other assets	29,538	24,406
Total Assets	$2,814,415	$2,683,766
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$127,635	$91,123
Accrued expenses	52,400	60,337
Deferred revenue and customer deposits	28,820	35,791
Floor plan payables - trade	71,272	72,714
Floor plan payables - non-trade	239,514	165,239
Operating lease liabilities - current	5,266	4,987
Current maturities of long-term debt	3,177	6,354
Current portion of finance lease obligations	3,175	4,038
Total current liabilities	531,259	440,583
Long-term debt, net	1,349,964	1,308,265
Finance leases	3,335	5,109
Operating lease liabilities - noncurrent	30,623	31,514
Deferred income taxes	24,497	15,621
Derivative, warrants and other liabilities	4,612	24,164
Total long-term liabilities	1,413,031	1,384,673
Commitments and contingencies
Stockholders' Equity
Common stock	25	25
Treasury stock	(4,463)	(3,020)
Additional paid-in capital	1,514,339	1,508,995
Accumulated other comprehensive loss	(2,636)	—
Accumulated deficit	(637,140)	(647,490)
Total stockholders' equity	870,125	858,510
Total Liabilities and Stockholders' Equity	$2,814,415	$2,683,766

CUSTOM TRUCK ONE SOURCE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
The condensed consolidated statement of cash flows for the six months ended June 30, 2021 include the cash flows of Custom Truck LP from April 1, 2021 to June 30, 2022.

	Six Months Ended June 30,
(in $000s)	2022	2021
Operating activities
Net income (loss)	$10,350	$(157,263)
Adjustments to reconcile net income (loss) to net cash flow from operating activities:
Depreciation and amortization	117,120	79,163
Amortization of debt issuance costs	2,158	2,239
Loss on extinguishment of debt	—	61,695
Provision for losses on accounts receivable	4,545	6,177
Share-based compensation	5,148	7,860
(Gain) loss on sales and disposals of rental equipment	(22,905)	2,882
Gain on insurance proceeds - damaged equipment	—	(650)
Change in fair value of derivative and warrants	(18,822)	6,880
Deferred tax expense (benefit)	2,575	9,849
Changes in assets and liabilities:
Accounts and financing receivables	(10,744)	(13,141)
Inventories	(125,021)	43,553
Prepaids, operating leases and other	(1,821)	(2,852)
Operating lease assets and liabilities	85	220
Accounts payable	32,480	11,937
Accrued expenses and other liabilities	(8,099)	(13)
Floor plan payables - trade, net	(1,441)	(6,927)
Customer deposits and deferred revenue	(6,972)	5,616
Net cash flow from operating activities	(21,364)	57,225
Investing activities
Acquisition of business, net of cash acquired	(49,832)	(1,334,285)
Purchases of rental equipment	(127,237)	(65,873)
Proceeds from sales and disposals of rental equipment	96,143	41,708
Other investing activities, net	(11,763)	(1,777)
Net cash flow from investing activities	(92,689)	(1,360,227)
Financing activities
Proceeds from debt	—	947,420
Proceeds from issuance of common stock	—	883,000
Payment of common stock issuance costs	—	(6,386)
Payment of premiums on debt extinguishment	—	(53,469)
Share-based payments	(1,247)	(586)
Borrowings under revolving credit facilities	75,000	441,084
Repayments under revolving credit facilities	(34,945)	(307,055)
Repayments of notes payable	(3,791)	(494,220)
Finance lease payments	(2,639)	(2,579)
Acquisition of inventory through floor plan payables - non-trade	293,241	84,619
Repayment of floor plan payables - non-trade	(218,965)	(130,334)
Payment of debt issuance costs	—	(34,694)
Net cash flow from financing activities	106,654	1,326,800
Effect of exchange rate changes on cash and cash equivalents	21	—
Net Change in Cash and Cash Equivalents	(7,378)	23,798
Cash and Cash Equivalents at Beginning of Period	35,902	3,412
Cash and Cash Equivalents at End of Period	$28,524	$27,210

	Six Months Ended June 30,
(in $000s)	2022	2021
Supplemental Cash Flow Information
Cash paid for interest	$38,417	$40,227
Cash paid for income taxes	—	122
Non-Cash Investing and Financing Activities:
Non-cash consideration - acquisition of business	—	187,935
Rental equipment sales in accounts receivable	1,145	2,077

CUSTOM TRUCK ONE SOURCE, INC.
NON-GAAP FINANCIAL AND PERFORMANCE MEASURES
In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We utilize these financial measures to manage our business on a day-to-day basis and some of these measures are commonly used in our industry to evaluate performance. We believe these non-GAAP measures provide investors expanded insight to assess performance, in addition to the standard GAAP-based financial measures. The press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described herein, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income/loss, net income/loss, earnings/loss per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.
Custom Truck LP became a wholly owned subsidiary of the Company on April 1, 2021. The Company's condensed consolidated financial statements prepared under GAAP include Custom Truck LP from April 1, 2021. Accordingly, the financial information presented under GAAP for the six-month period ended June 30, 2022 is not comparable to the financial information of the six-month period ended June 30, 2021. As a result, we have included information on a “pro forma combined basis” as further described below, which we believe provides for more meaningful year-over-year comparability.
Pro Forma Financial Information. The unaudited pro forma combined financial information presented on the subsequent pages give effect to the Company's acquisition of Custom Truck LP, as if the Acquisition had occurred on January 1, 2020, and is presented to facilitate comparisons with our results following the Acquisition. This information has been prepared in accordance with Article 11 of Regulation S-X. Such unaudited pro forma combined financial information also uses the estimated fair value of assets and liabilities on April 1, 2021, the closing date of the Acquisition, and makes the following assumptions: (1) removes acquisition-related costs and charges that were recognized in the Company's condensed consolidated financial statements in the three and six months ended June 30, 2021, and applies these costs and charges as if the transactions had occurred on January 1, 2020; (2) removes the loss on the extinguishment of debt that was recognized in the Company’s condensed consolidated financial statements in the three and six months ended June 30, 2021 and applies the charge to the three and six months ended June 30, 2020, as if the debt extinguishment giving rise to the loss had occurred on January 1, 2020; (3) adjusts for the impacts of purchase accounting in the three and six months ended June 30, 2021; (4) adjusts interest expense, including amortization of debt issuance costs, to reflect borrowings on the ABL Facility and issuance of the 2029 Secured Notes, as if the funds had been borrowed and the 2029 Secured Notes had been issued on January 1, 2020 and used to repay pre-acquisition debt; and, (5) adjusts for the income tax effect using a tax rate of 25%.
Pro Forma Adjusted EBITDA. We present Pro Forma Adjusted EBITDA as if the Acquisition had occurred on January 1, 2020. Refer to the reconciliation of pro forma combined net income (loss) to Pro Forma Adjusted EBITDA for the three and six-month period ended June 30, 2021 in this press release.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 1 — ADJUSTED EBITDA RECONCILIATION
(unaudited)
The Adjusted EBITDA Reconciliation for the six months ended June 30, 2021 includes the results of Custom Truck LP from April 1, 2021 to June 30, 2021.

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2022
(in $000s)	2022 Actual	2021 Actual	2022 Actual	2021 Actual
Net income (loss)	$13,623	$(129,356)	$10,350	$(157,263)	$(3,273)
Interest expense	18,050	17,602	35,495	32,508	17,445
Income tax expense (benefit)	(81)	6,564	2,924	10,654	3,005
Depreciation and amortization	54,620	60,062	117,120	79,163	62,500
EBITDA	86,212	(45,128)	165,889	(34,938)	79,677
Adjustments:
Non-cash purchase accounting impact (1)	2,367	21,387	11,393	21,440	9,026
Transaction and integration costs (2)	6,043	24,601	10,691	35,345	4,648
Loss on extinguishment of debt (3)	—	61,695	—	61,695	—
Sales-type lease adjustment (4)	2,032	(510)	2,561	(510)	529
Share-based payments (5)	1,784	7,162	5,148	7,860	3,364
Change in fair value of derivative and warrants (6)	(13,055)	1,034	(18,822)	6,880	(5,767)
Adjusted EBITDA	$85,383	$70,241	$176,860	$97,772	$91,477
Adjusted EBITDA is defined as net income (loss) plus interest expense, provision for income taxes, depreciation and amortization, and further adjusted for non-cash purchase accounting impact, transaction and process improvement costs, including business integration expenses, share-based payments, the change in fair value of derivative instruments, sales-type lease adjustment, and other special charges that are not expected to recur. This non-GAAP measure is subject to certain limitations.

(1)    Represents the non-cash impact of purchase accounting, net of accumulated depreciation, on the cost of equipment and inventory sold. The equipment and inventory acquired received a purchase accounting step-up in basis, which is a non-cash adjustment to the equipment cost pursuant to our credit agreement.
(2)    Represents transaction costs related to acquisitions of businesses, including post-acquisition integration costs, which are recognized within operating expenses in our consolidated Statements of Comprehensive Net Income (Loss). These expenses are comprised of professional consultancy, legal, tax and accounting fees. Also included are expenses associated with the integration of acquired businesses.
(3) Loss on extinguishment of debt represents a special charge, which is not expected to recur. Such charges are adjustments pursuant to our credit agreement.
(4)    Represents the adjustment for the impact of sales-type lease accounting for certain leases containing rental purchase options (or “RPOs”), as the application of sales-type lease accounting is not deemed to be representative of the ongoing cash flows of the underlying rental contracts. This adjustment is made pursuant to our credit agreement.

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2022
(in $000s)	2022	2021	2022	2021
Equipment sales	$(7,671)	$(6,806)	$(19,908)	$(13,738)	$(12,237)
Cost of equipment sales	6,765	4,995	17,135	10,863	10,370
Gross profit	(906)	(1,811)	(2,773)	(2,875)	(1,867)
Interest income	(2,220)	(1,519)	(5,108)	(3,552)	(2,888)
Rentals invoiced	5,158	2,820	10,442	5,917	5,284
Sales-type lease adjustment	$2,032	$(510)	$2,561	$(510)	$529
(5) Represents non-cash share-based compensation expense associated with the issuance of stock options and restricted stock units.
(6) Represents the charge to earnings for our interest rate collar and the change in fair value of the liability for warrants.

CUSTOM TRUCK ONE SOURCE, INC.
SCHEDULE 2 — SUPPLEMENTAL PRO FORMA INFORMATION
(unaudited)

Pro Forma Combined Statements of Operations — Three Months Ended June 30, 2021

(in $000s)	Custom Truck One Source, Inc.	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$98,539	$—		$98,539
Equipment sales	247,675	—		247,675
Parts sales and services	28,897	—		28,897
Total revenue	375,111	—		375,111
Cost of revenue	285,242	(9,388)	b	275,854
Depreciation of rental equipment	43,179	—		43,179
Total cost of revenue	328,421	(9,388)		319,033
Gross profit	46,690	9,388		56,078
Selling, general and administrative	51,264	—		51,264
Amortization	13,332	—		13,332
Non-rental depreciation	951	—		951
Transaction expenses and other	24,575	(24,575)	c	—
Total operating expenses	90,122	(24,575)		65,547
Operating income (loss)	(43,432)	33,963		(9,469)
Loss on extinguishment of debt	61,695	(61,695)	d	—
Interest expense, net	19,723	—		19,723
Finance and other expense (income)	(2,058)	—		(2,058)
Total other expense	79,360	(61,695)		17,665
Income (loss) before taxes	(122,792)	95,658		(27,134)
Taxes	6,564	23,915	e	30,479
Net income (loss)	$(129,356)	$71,743		$(57,613)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition and (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes due 2024 repaid in connection with the Acquisition. The adjustments also give effect to transaction expenses directly attributable to the Acquisition.
b.Represents the elimination from cost of revenue, the run-off of the estimated step-up in fair value of inventory acquired that was recognized in the Company’s consolidated financial statements for the three months ended June 30, 2021. The impact of the step-up is reflected as an adjustment to the comparable prior period (e.g. June 30, 2020) as if the Acquisition had occurred on January 1, 2020.
c.Represents the elimination of transaction expenses recognized in the Company’s consolidated financial statements for the three months ended June 30, 2021. The expenses were directly attributable to the Acquisition and are reflected as adjustments to the comparable prior period (e.g. June 30, 2020) as if the Acquisition had occurred on January 1, 2020.
d.Represents the elimination of the loss on extinguishment of debt recognized in the Company’s consolidated financial statements for the three months ended June 30, 2021 as though the repayment of the 2019 Credit Facility and 2024 Secured Notes had occurred on January 1, 2020.
e.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Pro Forma Combined Statements of Operations — Six Months Ended June 30, 2021

(in $000s)	Nesco Holdings	Custom Truck LP	Pro Forma Adjustments[a]		Pro Forma Combined
Rental revenue	$90,561	$108,240	$—		$198,801
Equipment sales	27,572	484,045	—		511,617
Parts sales and services	23,226	36,237	—		59,463
Total revenue	141,359	628,522	—		769,881
Cost of revenue	74,924	470,387	(1,342)	b	543,969
Depreciation of rental equipment	33,358	45,891	7,257	c	86,506
Total cost of revenue	108,282	516,278	5,915		630,475
Gross profit	33,077	112,244	(5,915)		139,406
Selling, general and administrative	29,943	67,798	—		97,741
Amortization	8,508	1,990	9,170	d	19,668
Non-rental depreciation	42	2,241	(894)	d	1,389
Transaction expenses and other	28,539	11,738	(40,277)	e	—
Total operating expenses	67,032	83,767	(32,001)		118,798
Operating income (loss)	(33,955)	28,477	26,086		20,608
Loss on extinguishment of debt	61,695	—	(61,695)	f	—
Interest expense, net	32,054	12,567	(9,042)	g	35,579
Finance and other expense (income)	6,929	(5,476)	—		1,453
Total other expense	100,678	7,091	(70,737)		37,032
Income (loss) before taxes	(134,633)	21,386	96,823		(16,424)
Taxes	10,084	570	24,206	h	34,860
Net income (loss)	$(144,717)	$20,816	$72,617		$(51,284)
a.The pro forma adjustments give effect to the following as if they occurred on January 1, 2020: (i) the Acquisition, (ii) the extinguishment of Nesco Holdings’ 2019 Credit Facility and its Senior Secured Notes 2024 repaid in connection with the Acquisition and (iii) the extinguishment of the outstanding borrowings of Custom Truck LP’s credit facility and term loan that was repaid on the closing of the Acquisition.
b.Represents adjustments to cost of revenue for the reduction to depreciation expense for the difference between historical depreciation and depreciation of the fair value of the property and equipment.
c.Represents the adjustment for depreciation of rental fleet relating to the mark-up to fair value from purchase accounting as a result of the Acquisition.
d.Represents the differential in other amortization and depreciation related to the estimated fair value of non-rental property and equipment and the identified intangible assets from purchase accounting as a result of the Acquisition.
e.Represents the elimination of transaction expenses recognized in the Company’s consolidated financial statements for the six months ended June 30, 2021. The expenses were directly attributable to the Acquisition and are reflected as adjustments to the comparable prior period (e.g. June 30, 2020) as if the Acquisition had occurred on January 1, 2020.
f.Represents the elimination of the loss on extinguishment of debt recognized in the Company’s consolidated financial statements for the six months ended June 30, 2021. The expenses were directly attributable to the Acquisition and are reflected as adjustments to the comparable prior period (e.g. June 30, 2020) as if the Acquisition had occurred on January 1, 2020.
g.Reflects the differential in interest expense, inclusive of amortization of capitalized debt issuance costs, related to the Company’s debt structure after the Acquisition as though the following had occurred on January 1, 2020: (i) borrowings under the ABL Facility; (ii) repayment of the 2019 Credit Facility; (iii) repayment of the 2024 Secured Notes; (iv) repayment of Custom Truck LP’s borrowings under its revolving credit and term loan facility; and (v) the issuance of the 2029 Secured Notes.
h.Reflects the adjustment to recognize the tax impacts of the pro forma adjustments for which a tax expense is recognized using a statutory tax rate of 25%.

Reconciliation of Pro Forma Combined Net Income (Loss) to Pro Forma Adjusted EBITDA
The following table provides a reconciliation of pro forma combined net income (loss) to pro forma Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(in $000s)	2022 Actual	2021 Pro Forma	2022 Actual	2021 Pro Forma
Net income (loss)	$13,623	$(57,613)	$10,350	$(51,284)
Interest expense	18,050	17,602	35,495	30,979
Income tax expense (benefit)	(81)	30,479	2,924	34,860
Depreciation and amortization	54,620	60,062	117,120	111,887
EBITDA	86,212	50,530	165,889	126,442
Adjustments:
Non-cash purchase accounting impact	2,367	11,999	11,393	313
Transaction and process improvement costs	6,043	26	10,691	409
Loss on extinguishment of debt	—	—	—	—
Sales-type lease adjustment	2,032	(510)	2,561	645
Share-based payments	1,784	7,162	5,148	8,417
Change in fair value of derivative and warrants	(13,055)	1,034	(18,822)	6,880
Adjusted EBITDA	$85,383	$70,241	$176,860	$143,106